UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 15, 2004

Keane, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

001-7516	04-2437166
(Commission File Number)	(IRS Employer Identification No.)

100 City Square, Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 241-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

                On December 15, 2004, the Compensation Committee of the Board of Directors of Keane, Inc. (the “Company”) granted restricted stock awards and stock options to the executive officers listed below in the amounts set forth opposite their respective names.  The executive officers are required to pay $0.10 for each share of restricted stock.   The restricted stock vests in four equal installments beginning on the second anniversary of the grant date. Each stock option has an exercise price per share equal to $15.35, representing the closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) on the date of grant and vest in a single installment on the fifth anniversary of the date of grant. The vesting of the stock options will be automatically accelerated upon the achievement of certain cash earnings per share (“CEPS”) targets.  Specifically, 50% of the shares underlying each stock option will vest upon the achievement of a CEPS equal to $1.50 and the remaining 50% of the shares underlying each stock option will vest upon the achievement of a CEPS equal to $2.00.

Executive Officer	Restricted Stock Award	Number of Shares Underlying Stock Option Grant
Robert B. Atwell, Senior Vice President — North American Branch Operations	15,000	50,000
Russell Campanello, Senior Vice President — Human Resources	10,000	50,000
Georgina Fisk, Vice President — Marketing	10,000	30,000
Raymond W. Paris, Senior Vice President — Healthcare Solutions Division	10,000	50,000
Lawrence Shaw, Senior Vice President — International Operations	30,000	50,000

                On December 16, 2004, the Compensation Committee of the Board of Directors of the Company granted restricted stock awards and stock options to each of the President and Chief Executive Officer and Senior Vice President — Finance and Administration and Chief Financial Officer in the amounts set forth below opposite their respective names.  The executive officers are required to pay $0.10 for each share of restricted stock. The restricted stock vests in four equal installments beginning on the second anniversary of the grant date. Each stock option has an exercise price per share equal to $15.11, representing the closing price of the Company’s common stock on the NYSE on the date of grant and vest  in a single installment on the fifth anniversary of the date of grant. The vesting of the stock options will be automatically accelerated upon the achievement of certain CEPS targets.  Specifically, 50% of the shares underlying each stock option will vest upon the achievement of a CEPS equal to $1.50 and the remaining 50% of the shares underlying each stock option will vest upon the achievement of a CEPS equal to $2.00.

Executive Officer	Restricted Stock Award	Number of Shares Underlying Stock Option Grant
Brian T. Keane — President and Chief Executive Officer	40,000	100,000
John J. Leahy — Senior Vice President — Finance and Administration and Chief Financial Officer	30,000	75,000

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 21, 2004	REGISTRANT

KEANE, INC.

		By:	/s/ John J. Leahy
John J. Leahy
Senior Vice President of Finance and Administration and Chief Financial Officer